MUTUAL FUNDS OUTBOUND CALL FLOW
                              CHANGE ABSTAIN VOTE
                            PIONEER INTEREST SHARES


"Hello, I'm trying to reach [s/h name]. Is he/she available?"

If shareholder is NOT available, go to 3rd party message call flow and close call.

If shareholder IS available, confirm that you have the shareholder on the phone:
"Is this [Shareholder name] at [Street Address]?"

"My name is [blank] and I'm calling on a recorded line regarding your recent Abstain vote for your investment in Pioneer Interest Shares. Thank you for voting. We were following up to let you know that the Board of Trustees is recommending a vote in favor of these proposals because it believes that these products will benefit the fund and shareholders. Would you like to change your vote and vote along with the recommendations of the Board?"

[No]

"I am recording your FOR vote and will send you a printed confirmation to [address]. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?"

"Thank you for your time and your vote Mr./Mrs. [blank] have a good day/evening!"

[Yes]

[Provide additional reasons to vote FOR the proposals, using the benefits listed in the Briefly]

"Would you like to vote along with the recommendations of your Board?"

[Shareholder agrees to vote FOR.]

"I am recording your FOR vote and will send you a printed confirmation to [address]. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?"

"Thank you for your time and your vote Mr./Mrs. [blank] have a good day/evening!"

[Shareholder Declines to change vote to FOR vote.]

"Thank you for your time. Would you like our toll free number so you can call back if you wish any further information regarding these proposals and the Board's recommendations?"

[Yes}

"Do you have a pen and paper handy? Please call [inbound toll fee] any time between 9 am and 11 pm EST weekdays or between Noon and 6 pm on Saturday. Thank you for your time. Have a good day/evening!"

[No]

"Thank you for your time. Have a good day/evening!"

  Mutual Funds Regular Outbound Call Flow - Alternate Introduction Call Flows

                  Change Abstain Vote - Pioneer Interest Shares


"Hello, I'm trying to reach [s/h name]. Is he/she available?"

If shareholder is NOT available, go to 3rd party message call flow and close call.

If shareholder IS available, confirm that you have the shareholder on the phone:
"Is this "Shareholder name> at [Street Address]?"

"My name is [blank] and I'm calling on a recorded line regarding your recent Abstain vote for the investment in Pioneer Interest Shares. Thank you for voting. We were following up to let you know that the Board of Trustees is recommending a vote in favor of these proposals because it believes that these proposals will benefit the fund and shareholders. Would you like to change your vote and vote along with the recommendations of the Board?"

Alternate Introduction Call Flows:

IF Investment is in a Trust:

"My name is [blank] and I'm calling on a recorded line regarding your Abstain vote for the Investment in Pioneer Interest Shares held in [Trust Name] for which you are listed as contact person."

IF Investment is in a Custodial Acct for a Minor:

"My name is [blank] and I'm calling on a recorded line regarding your Abstain vote for your Investment in Pioneer Interest Shares you control as custodian for [blank]."

IF Investment is held by an Association or Club:

"My name is [blank] and I'm calling on a recorded line regarding your Abstain vote for the Investment in Pioneer Interest Shares held in [Association/Club Name] for which you are listed as contact person."

If Investment is in a Company Name:

"My name is [blank] and I'm calling on a recorded line regarding your Abstain vote for the Investment in Pioneer Interest Shares held by [Company's Name] for which you are listed as contact person."

IF Investment is in 401K/Pension Plan held by Company Name:

"My name is [blank] and I'm calling on a recorded line regarding your Abstain vote for the Investment in Pioneer Interest Shares held in the [Company's Name][401K/Pension Plan] for which you are listed as contact person."